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EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Gateway Energy Corporation on Form SB-2 of our report dated February 27, 2004 (Except for Note 13, for which the date is March 9, 2004), appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus, which is a part of this Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.
Houston, Texas
April 28, 2004

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  EXHIBIT 23(a)